UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2022
____________________
AVAYA HOLDINGS CORP.
(Exact Name of Registrant as Specified in its Charter)
____________________

Delaware		001-38289	26-1119726
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification Number)

2605 Meridian Parkway, Suite 200
Durham,	North Carolina		27713
(Address of Principal Executive Office)			(Zip Code)
Registrant's telephone number, including area code: (908) 953-6000
N/A
(Former Name or Former Address, if Changed Since Last Report)
 ____________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AVYA	New York Stock Exchange

Item 1.01    Entry into a Material Definitive Agreement.
Notes Offering
On July 12, 2022, Avaya Inc. (the “Company”), a Delaware corporation and a wholly-owned subsidiary of Avaya Holdings Corp. (“Avaya”), closed its previously announced offering (the “Offering”) of $250,000,000 aggregate principal amount of its 8.00% Exchangeable Senior Secured Notes due 2027 (the “Notes”). The Notes were issued pursuant to an indenture, dated as of July 12, 2022 (the “Indenture”), by and among the Company, the guarantors party thereto (the “Guarantors”) and Wilmington Trust, National Association, as trustee, exchange agent and notes collateral agent. Interest is payable on the Notes on June 15 and December 15 of each year, commencing on December 15, 2022, until their maturity date of December 15, 2027 (the “Maturity Date”), subject to earlier redemption or repurchase.
Holders of the Notes may exchange all or a portion of their Notes at their option (i) at any time prior to the close of business on the business day immediately preceding September 15, 2027, subject to the satisfaction of certain conditions, and (ii) on or after September 15, 2027, at any time prior to the close of business on the second scheduled trading day immediately preceding the Maturity Date. Upon exchange of the Notes, the Company will pay and/or deliver, as the case may be, cash, shares of Avaya’s common stock, $0.01 par value per share (the “Common Stock”) or a combination of cash and Common Stock, at the Company’s election. The exchange rate will initially be 232.5581 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial exchange price of approximately $4.30 per share), subject to adjustment in certain events, including following certain corporate events that occur prior to the Maturity Date.
Upon any future occurrence of a Fundamental Change of Control (as defined in the Indenture), holders may require the Company to repurchase their Notes at a price equal to the principal amount plus accrued and unpaid interest. If a Make-Whole Fundamental Change of Control (as defined in the Indenture) occurs or becomes effective with respect to any Note and a holder elects to exchange its Notes in connection with such Make-Whole Fundamental Change of Control, then, subject to the provisions set forth in the Indenture, the exchange rate applicable to such exchange will be increased by a number of shares of Common Stock set forth in the table contained in the Indenture.
The Company may not redeem the Notes prior to June 20, 2024. The Company may redeem the Notes, at its option, in whole or in part (subject to the limitation that if fewer than all of the outstanding Notes are to be redeemed, at least $50,000,000 aggregate principal amount of Notes must be outstanding and not subject to redemption), on or after June 20, 2024, for a cash purchase price equal to a redemption price set forth in the Indenture, but only if the last reported sale price per share of Common Stock exceeds 150% of the then-applicable exchange price on each of at least 20 trading days (whether or not consecutive) during the 30 consecutive trading days ending on, and including, the trading day immediately before the date on which the Company sends the redemption notice for such redemption.
The Indenture and the Notes provide, among other things, that the Notes are the Company’s senior secured obligations. The Notes are guaranteed on a senior secured basis by Avaya and each of the Company’s wholly-owned domestic subsidiaries that guarantee the Company’s term loan credit facility (the “Term Loan Facility”) under the Company’s Term Loan Credit Agreement (as defined below) and asset-based revolving credit facility (“ABL Facility”) under the Company’s ABL Credit Agreement, dated as of December 15, 2017 (the “ABL Credit Agreement”). The Notes and related guarantees will be secured on a first lien basis by substantially all assets of the Company and the Guarantors (other than any Excluded Collateral (as defined in the Indenture) or ABL Priority Collateral (as defined below)) which assets also secure the Company’s and each Guarantor’s obligations under the Term Loan Facility ratably on a pari passu basis, subject to permitted liens. The Notes and related guarantees will also be secured on a second-lien basis ratably on a pari passu basis with the Term Loan Facility, subject to permitted liens, by certain of the assets of the Company and the Guarantors that secure obligations under the ABL Facility on a first-lien basis (the “ABL Priority Collateral”).
The Indenture contains covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to: incur or guarantee additional indebtedness or issue disqualified stock or certain preferred stock; pay dividends and make other distributions or repurchase stock; make certain investments; create or incur liens; sell assets; voluntarily prepay, repurchase or redeem or otherwise defease certain indebtedness; enter into restrictions affecting the ability of restricted subsidiaries to make distributions, loans or advances or transfer assets to the Company or the Guarantors; enter into certain transactions with the Company’s affiliates; designate restricted subsidiaries as unrestricted subsidiaries; and merge, consolidate or transfer or sell all or substantially all of the Company’s or the Guarantors’ assets. These covenants are subject to a number of important exceptions and qualifications.
The Indenture includes customary “events of default.”
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Indenture, a copy of which will be filed with Avaya’s Annual Report on Form 10-K for the year ending September 30, 2022.

Registration Rights Agreement
On July 12, 2022, the Company and Avaya entered into a registration rights agreement (“RRA”) with Brigade Capital Management, LP (“Brigade”) that provides for certain customary shelf registration rights with respect to the Common Stock that is delivered or is deliverable upon exchange of the Notes held by Brigade. The RRA also contains customary representations, undertakings, conditions, indemnification and contribution obligations that were made only for the purposes of the RRA, solely for the benefit of the parties thereto, and may be subject to limitations agreed upon by the parties thereto.
The foregoing description of the RRA does not purport to be complete and is qualified in its entirety by the full text of the RRA, a copy of which will be filed with Avaya’s Annual Report on Form 10-K for the year ending September 30, 2022.
Term Loan Amendment
On July 12, 2022, the Company also entered into that certain Amendment No. 4 (“Amendment No. 4”) to the Term Loan Credit Agreement, dated as of December 15, 2017 (as amended by Amendment No. 1, dated as of June 18, 2018, Amendment No. 2, dated as of September 25, 2020, and Amendment No. 3, dated as of February 24, 2021, the “Term Loan Credit Agreement”), by and among the Company, as borrower, Avaya, Goldman Sachs Bank USA, as administrative agent and collateral agent, the subsidiary guarantors party thereto and each lender from time to time party thereto, pursuant to which the Company incurred incremental term loans in an aggregate principal amount of $350,000,000 (the “Incremental Loans”). The Amendment No. 4 also made certain other changes to the Term Loan Credit Agreement solely for the benefit of the lenders providing the Incremental Loans, including reducing flexibility for the Company to incur additional debt and liens or make restricted payments or investments under certain of the negative covenants.
The foregoing description of Amendment No. 4 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 4, a copy of which will be filed with Avaya’s Annual Report on Form 10-K for the year ending September 30, 2022.

Item 2.03    Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities.
The information relating to the Notes in Item 1.01 above is incorporated herein by reference.
The Company offered and sold the Notes in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Any shares of Common Stock issuable upon exchange of the Notes will be issued pursuant to Section 3(a)(9) of the Securities Act. Except as set out in the RRA, neither Avaya nor the Company intends to file a shelf registration statement for the resale of the Notes or Common Stock issuable upon exchange of the Notes, if any.
The Notes, the related guarantees and the underlying Common Stock issuable upon exchange of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01    Other Events.
Repurchase of Convertible Notes
On July 12, 2022, Avaya used a portion of the proceeds from the Incremental Loans to repurchase approximately $129 million principal amount of Avaya’s 2.25% Convertible Senior Notes due 2023 (the “Convertible Notes”). Following such repurchase, an aggregate of approximately $221 million principal amount of the Convertible Notes will remain outstanding.
In connection with the repurchase of the Convertible Notes, on July 12, 2022 Avaya entered into agreements with certain financial institutions (the “Option Counterparties”) to terminate corresponding portions of the hedge and warrant transactions entered into with the Option Counterparties in connection with the issuance of the Convertible Notes. As a result of the termination of such hedge and warrant transactions, the Option Counterparties or their respective affiliates may purchase or sell shares of Common Stock in secondary market transactions, or may unwind derivative transactions that may in turn result in secondary market purchases or sales of the Common Stock, shortly after the Company repurchases the Convertible Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAYA HOLDINGS CORP.
Date: July 14, 2022	By:	/s/ Kieran J. McGrath
	Name:	Kieran J. McGrath
	Title:	Executive Vice President and Chief Financial Officer